UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Event: October 18, 2010

LIBERTY SILVER CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-50009	32-0196442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 Sierra Rose Drive, Suite #112, Reno, Nevada 89511
(Address of Principal Executive Office)

Registrant’s telephone number, including area code 323-449-2180

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Appointment of Chief Executive Officer and Director

On October 18, 2010, the Board of Directors (the “Board”) of Liberty Silver Corp., a Nevada corporation (the “Registrant”), engaged Geoff Browne to serve as the Chief Executive Officer of the Registrant, and appointed Mr. Browne to serve as a director of the Registrant to fill an existing vacancy on the Board.

Mr. Browne has over 30 years of experience in the financial services industry in Canada, the U.S and London, England.  He was head of private equity for Merrill Lynch Canada and he is a founder and Managing Partner of MWI & Partners, a private equity firm. Prior to founding MWI, Mr. Browne was a senior executive with Canadian Imperial Bank of Commerce and CIBC Wood Gundy Inc. for over 20 years.  The last position he held at CIBC was Chief of Staff for CIBC World Markets. Mr. Browne is active on numerous other corporate and not-for-profit Boards, and is one of three independent members of the Investment Review Committee of UBS Global Asset Management (Canada) Co. Mr. Browne is holds a B.A. in economics from the University of Western Ontario.

In conjunction with the Registrant’s engagement of Mr. Browne, on October 18, 2010, the Registrant entered into an employment agreement (the “Employment Agreement”) with Mr. Browne for an unfixed term, pursuant to which the Registrant agreed to employ Mr. Browne as the Chief Executive Officer of the Registrant.  Pursuant to the terms of the Employment Agreement, Mr. Browne is paid an annual salary of $200,000, as well as an annual discretionary performance bonus for his services rendered as the Chief Executive Officer; the amount of the performance bonus is at the discretion of the Registrant’s Board of Directors.  The Employment Agreement may be terminated by Mr. Browne upon thirty (30) days notice, or by the Registrant pursuant to enumerated circumstances set forth in the Employment Agreement.  In conjunction with the entry into the Employment Agreement, the Registrant granted Mr. Browne stock options to acquire up to 3,000,000 shares of restricted common stock of the Registrant at a price of $.75 per share pursuant to the terms of a Stock Option Agreement which was attached to the Employment Agreement as Exhibit A.  The foregoing description of the Employment Agreement and Stock Option Agreement is qualified in its entirety by reference to the Employment Agreement and the accompanying Stock Option Agreement which are filed as Exhibit 10.3 to this Form 8-K and are herein incorporated by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

10.3	Employment Agreement and accompanying Stock Option Agreement, dated October 18, 2010, by and between Liberty Silver Corp. and Geoff Browne.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY SILVER CORP.

By:  /s/ John Pulos

Chief Financial Officer

Date: October 19, 2010